SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(Amendment No.    )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Materials under 14a-12

AKERNA CORP.
(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (check the appropriate box):

☒	No fee required
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per the Exchange Act Rules 14a6(i)(1) and 0-11

Dear Fellow Stockholder,

You recently received proxy materials in connection with the Special Meeting of Stockholders of Akerna Corp. According to our latest records, your PROXY VOTE for this meeting HAS NOT YET BEEN RECEIVED.

Your vote matters and the Company needs your support in order to achieve a quorum, which is required in order to hold the Special Meeting and pass the matters presented to the stockholders at the Special Meeting. The Special Meeting has been adjourned until September 20, 2022 at 9:00 am in order to solicit more votes towards quorum.

The Company also needs additional votes in order to approve the reverse stock split proposal at the Special Meeting, which is critically important to the future of the Company and its stockholders:

•	The Company has received a delisting notice from NASDAQ. As a result, the Company’s common stock may be involuntarily delisted from trading on The NASDAQ Capital Market if it fails to regain compliance with the minimum closing bid price requirement of $1.00 per share.

•	A delisting of the Company’s common stock is likely to reduce the liquidity of the common stock and may inhibit or preclude the Company’s ability to raise additional financing and may also materially and adversely impact its credit terms with vendors.

•	If the Company does not have sufficient shares to meet its obligations to the Senior Convertible Note Holders, it may have to settle the obligations in cash would potentially materially and negatively impact the Company’s business plans and not be in the best interests of the Company’s stockholders

•	If the reverse stock split is approved by stockholders, the number of shares outstanding will be reduced to 4,013,740 shares. The number of authorized shares will remain at 150,000,000, which will give the company sufficient shares to meet its obligations to the senior convertible note holders and preserve the Company’s cash.

You are advised to read the definitive proxy statement we mailed to you, as well as any amendments thereto, because it contains important information about the matters before the stockholders at the Special Meeting. If you have any questions relating to the Special Meeting, need assistance voting your shares, or want to provide verbal voting instructions, please call our proxy solicitation advisors Advantage Proxy toll-free at 1-877-870-8565 or collect at 1-206-870-8565 between the hours of 9:00 a.m. and 9:00 p.m. Eastern Time, seven days a week.

You can also vote online or by telephone. Please follow the instructions on your voting instruction form. There is a control number on the front of your voting instruction form. Please have the control number ready when you log on or call and then follow the easy step-by-step instructions. Please note that your broker will not vote your shares if they don't receive instructions from you. Please vote your shares now so your vote can be counted without delay.

REMEMBER, YOUR PARTICIPATION IS IMPORTANT - PLEASE VOTE TODAY!

We thank you for your continued support.

Sincerely,

/s/ Jessica Billingsley

Jessica Billingsley

Chief Executive Officer

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Forward-Looking Statements

Certain statements made in this letter are “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. Such forward-looking statements include but are not limited to statements regarding the date of the Company’s special meeting of stockholders and the potential impacts of stockholders not approving the reverse stock split. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of significant known and unknown risks, uncertainties, assumptions, and other important factors, many of which are outside Akerna’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others that may affect actual results or outcomes, include risks and uncertainties disclosed from time to time in Akerna’s filings with the U.S. Securities and Exchange Commission, including those under the heading “Risk Factors” in the Company’s latest annual report on Form 10-K filed on March 31, 2022 and in its subsequent reports. You are cautioned not to place undue reliance on forward-looking statements. All information herein speaks only as of the date hereof, in the case of information about Akerna, or the date of such information, in the case of information from persons other than Akerna. Akerna undertakes no duty to update or revise the information contained herein.

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